AMENDMENT 2024-1 THE PNC FINANCIAL SERVICES GROUP, INC. SUPPLEMENTAL INCENTIVE SAVINGS PLAN (as amended and restated as of January 1, 2010) WHEREAS, The PNC Financial Services Group, Inc. ("PNC") sponsors The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan (the "Plan"); WHEREAS, Section 10 of the Plan authorizes PNC or its delegate to amend the Plan; and WHEREAS, PNC wishes to amend the Plan to eliminate cash-out distributions of small sums. NOW, THEREFORE, IT IS RESOLVED, that, effective January 1, 2025, the Plan is hereby amended as follows: 1. Section 4.1 of the Plan ("Time and Manner of Distribution") is amended in its entirety to read as follows: "4.1 Time and Manner of Distribution A Participant's Account will be distributed in cash. Amounts deferred and vested prior to January 1, 2005 will be paid in such manner as benefits are paid to the Participant under the ISP or RSP. Amounts deferred or first vested on or after January 1, 2005 will be distributed as soon as administratively practicable following, but no later than ninety (90) days after, the date that is six months after the date of a Participant's Separation from Service." [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] Exhibit 10.4.3

[Signature Page to Amendment 2024-1 to The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan] Executed and adopted by the Executive Vice President, Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 19th day of December, 2024 pursuant to the authority delegated by the Human Resources Committee of PNC’s Board of Directors. /s/ Vicki C. Henn Vicki C. Henn Executive Vice President Chief Human Resources Officer